UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2008

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Macrovision Corporation, a Delaware corporation (“Macrovision”), filed on April 3, 2008 (the “Form 8-K”), to provide a narrative description of the pro forma financial information required by Item 9.01(b) of Form 8-K, as permitted by Article 11-02(b)(1) of Regulation S-X. The pro forma financial information is being provided in connection with Macrovision’s disposition of its software business on April 1, 2008.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Software Business Disposition

Pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated February 13, 2008 by and among Macrovision Corporation (“Macrovision”) and Flexco Holding Company, Inc., a Delaware corporation later renamed Acresso Software Inc., an affiliated company of Thoma Bravo, LLC, on April 1, 2008, Macrovision completed the disposition of its software business, including, but not limited to, the InstallShield®, Adminstudio® and FLEX product lines, as well as all associated support and services. The cash value of the transaction is approximately $200 million. The proceeds of the transaction will enable Macrovision to reduce the debt funding requirements for its pending acquisition of Gemstar-TV Guide International, Inc. from $800 million to $650 million. The above description of the Asset Purchase Agreement and the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed as Exhibit 10.1 to Form 8-K filed by Macrovision on February 21, 2008 and is incorporated by reference herein.

Macrovision Solutions Corporation has filed a Registration Statement on Form S-4 (Registration No. 333-148825) containing a joint proxy statement-prospectus regarding the proposed transaction and other documents regarding the proposed transaction with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Macrovision Solutions, Macrovision and Gemstar-TV Guide with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement-prospectus and the filings with the Securities and Exchange Commission incorporated by reference in the joint proxy statement-prospectus, such as annual, quarterly and special reports, and other information, directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its Form 10-K/A filed with the Securities and Exchange Commission on February 29, 2008 and information regarding Gemstar-TV Guide’s directors and officers can be found in its Form 10-K filed with the Securities and Exchange Commission on February 14, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

ITEM 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

The Company presented the assets and liabilities related to its software business, as of December 31, 2007, as assets and liabilities held for sale, for purposes of its historical financial statements included in its annual Report on Form 10-K/A. To fully reflect the completed disposition of the Company’s software business, the following pro forma adjustments would be made to its historical balance sheet as of December 31, 2007: (1) An increase in cash and cash equivalents of $196 million, which includes $200 million in cash proceeds, net of $4 million in estimated transaction costs; (2) A decrease of $75 million in assets held for sale; (3) A decrease of $28 million in liabilities held for sale; and (4) An increase of $149 million in stockholders’ equity, which reflects the elimination of the software business accumulated translation adjustment and the estimated gain on the sale of the software business. As a result of the completed disposition, total current assets and total assets increased by $121 million to $644 million and $1,058 million, respectively. In addition, total current liabilities and total liabilities decreased $28 million to $56 million and $354 million, respectively.

The Company presented the results of operations related to its software business, for the year ended December 31, 2007, in discontinued operations for purposes of its historical financial statements included in its annual report on Form 10-K/A. Pro forma adjustments to historical results of continuing operations are not necessary to reflect the completed disposition of the software business since such results of operations have already been excluded from the Company’s 2007 results of continuing operations.

(d)	The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

2.1	Asset Purchase Agreement dated February 13, 2008 by and among Macrovision Corporation and Flexco Holding Company, Inc. (a Delaware corporation) (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed on February 21, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation (Registrant)

Date: April 7, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

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